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SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

[Amendment No............]

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

McDonald's Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

---------------------------------------------

2)   Aggregate number of securities to which transaction applies:

---------------------------------------------

3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

---------------------------------------------

4)   Proposed maximum aggregate value of transaction:

---------------------------------------------

5)   Total fee paid:

---------------------------------------------

/ / Fee paid with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:-----------------------------------
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2)  Form Schedule or Registration Statement No.:---------------
3)  Filing Party:---------------------------------------------
Date Filed:_____________________________
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INTERNET VOTING SITE FOR MCDONALD'S CORPORATION
2000 ANNUAL SHAREHOLDER'S MEETING

Vote Your Proxy Online

Welcome!

Name Line:----------------------------
Address Line:-------------------------
City, State Zip Line:-----------------

e-mail address:-----------------------

- --PROCEED--

If you have more than one proxy card, please vote only one card at a time.

1. Enter the Voter Control Number that appears in the box on your proxy card.

2. Enter the last 4 digits of your U.S. Social Security Number or U.S. Taxpayer Identification Number for this account, if applicable.

If you do not have a U.S. Social Security Number or a U.S. Taxpayer Identification Number for this account, please leave this box blank.

Important: For your vote to be cast, the Voter Control Number and the last four digits of the U.S. Social Security Number or U.S. Taxpayer Identification Number for this account must match the numbers on our records.

3. If you wish to receive an e-mail confirmation of your vote, enter your e-mail address.

Please enter your e-mail address again for validation.

- --PROCEED--

McDonald's Annual Meeting of Shareholders
Thursday, May 18, 2000
10:30 a.m. to Noon (Central Time)
Rosemont Theatre
5400 N. River Road
Rosemont, Illinois 60018

I (we), revoking any proxy previously given, appoint Jack M. Greenberg and Gloria Santona, or either of them, as proxies with full powers of substitution to vote all shares the undersigned is entitled to vote at McDonald's Corporation 2000 Annual Shareholders' Meeting, or any adjournment thereof, and authorize each to vote at his or her discretion on any other matter that may properly come before the meeting.

If you are a McDonald's employee and you want to vote your shares in the McDonald's Profit Sharing Program or the shares you are voting for other participants differently from your shares held outside the Program, do not vote by phone or Internet. Instead, refer to the back of your proxy card for voting instructions.

This proxy is solicited on behalf of the Board of Directors of McDonald's Corporation. The Board of Directors recommends a vote FOR all nominees for Director, FOR the approval of auditors, and AGAINST the
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shareholder proposal on genetic engineering and AGAINST the shareholder proposal to declassify the Board.

Check this box to cast your vote in accordance with the Board of Directors recommendation / /

The Board Recommends a Vote "FOR" all Nominees for Director.

                              For All Nominees      Withhold
                              Except As Noted       As To All
                              Below                 Nominees

1.   Election of Directors.   / /                      / /

Or, check the box for the Director(s) from whom you wish to withhold your vote:

  / / James R. Cantalupo  / / Enrique Hernandez, Jr.  / / Jeanne P. Jackson

  / / Donald R. Keough  / / Michael R. Quinlan

The Board Recommends a Vote "FOR" Proposal 2.

                           For  Against  Abstain

2.   Approval of auditors  / /    / /      / /

The Board Recommends a Vote "AGAINST" Proposals 3 and 4.

                                                   For  Against  Abstain
3.   Shareholder proposal on genetic engineering   / /    / /      / /

4.   Shareholder proposal to declassify the Board  / /    / /      / /

To submit your vote please click the button below.
(Your vote will not be counted until the Submit Your Vote button is clicked.)

- --SUBMIT YOUR VOTE--

Your proxy vote has been recorded as follows:

1. Election of Directors

2. Approval of auditors

3. Shareholder proposal on genetic engineering

4. Shareholder proposal to declassify the Board


Please review your vote. If this is incorrect, please use the Back button on your browser, change your vote and resubmit. If this is correct, please click the Proceed button below.

- --PROCEED--

Success! Your vote has been cast and will be tabulated by First Chicago Trust Company of New York, within 24 hours.